Exhibit (c)(95)

Project Alpine Supplemental Materials January 5, 2019

Historical Exchange Ratio Analysis Since AMGP IPO (5/4/17) Based on Spot Prices Historical AM/AMGP Exchange Ratio ___________________________________ Source: Company filings, FactSet as of 1/2/2019. Adjusted to reflect proposed Series B conversion, with AMGP share price calculated as (AMGP equity value + [(AMGP equity value - $2bn) x 6%])/(AMGP fully diluted shares outstanding + 17.354mm) based on AMGP 20-Day VWAP on the day prior to transaction. Period XR Proposal % Premium / (Discount) Current 1-Month 6-Month 3-Month 1.619x 1.536x 1.513x 1.477x 20.0% 26.5% 28.5% 31.6% ($ in millions, unless otherwise noted) At 2/23/2018 2 At 10/8/2018 (1) 1.9175x 1.9298x 2.1025x 1.20x 1.40x 1.60x 1.80x 2.00x 2.20x May-17 Jun-17 Jul-17 Aug-17 Sep-17 Oct-17 Nov-17 Dec-17 Jan-18 Feb-18 Mar-18 Apr-18 May-18 Jun-18 Jul-18 Aug-18 Sep-18 Oct-18 Nov-18 Dec-18 Current Value of Negotiated AMGP Transaction Spot XR Adj. XR Value of Negotiated AMGP Transaction Sample Adjusted XR Calculation Contractual Valuation Yield-Based Valuation At Transaction Contractual Valuation AMGP Shares Outstanding 186.2 186.2 186.2 AMGP Units Issued NA NA 363.0 AMGP Price $11.39 $11.39 $11.39 AMGP Market Value $2,120 $2,120 $6,255 2019E Series B CF NA $12 NA 2019E Yield NA 7.9% NA Series B Threshold $2,000 NA $2,000 Series B Redemption Right 6.0% NA 6.0% Implied Series B Valuation $7 $157 $255 AMGP Equity Value Including Series B $2,128 $2,277 $6,510 Series B Conversion Units 17.4 17.4 22.4 AMGP Units Outstanding Including Series B 203.5 203.5 571.6 Adj. AMGP Share Price $10.45 $11.19 $11.39 Current AM Share Price $21.98 $21.98 $21.98 Adjusted XR 2.1025x 1.9646x 1.9298x Period Market XR Adj. XR (1) % Premium / (Discount) to Market XR at Transaction % Premium / (Discount) to Adj. XR at Transaction Current 1.9298x 2.1025x (0.6%) (8.8%) At Transaction 1.9175x 1.9175x -- -- 2/23/2018 1.3804x 1.4703x 38.9% 30.4% Since AMGP IPO Average 1.6234x 1.7329x 18.1% 10.7%

Exchange Ratio Calculation Detail 3 _____________________________________ Source: Company filings, FactSet as of 1/2/2019. Based on AMGP 20-day VWAP price. Based on AMGP share price of $11.19 as of 1/2/2019 At Transaction A B C D E F G H I Gross Cash Consideration (W Special Dividend) Equity Component XR Cash Component XR (1) All-In XR Taxes Payable Net Excess Cash Consideration Equity Component XR Secondary Shares Purchased (2) Net After- Tax XR $3.415 1.6350x 0.2825x 1.9175x ($0.51) $2.90 1.6350x 0.2547x 1.8897x

Accretion / (Dilution) Pre – Unitholder Tax(1,2) AM & AMGP AR Base Case AM Distributable Cash Flow Accretion / (Dilution) - % At 1.9175x Exchange Ratio AMGP Distributable Cash Flow Accretion / (Dilution) - % At 1.0x AM Coverage ___________________________________ Source: Management projections and FactSet as of 1/2/2019. Pre – Unitholder Tax; 1.9175x represents implied XR at 1.6350x equity XR and cash consideration of $3.415 / unit. Cash assumed to be used to purchase additional secondary shares. Post - Unitholder Tax; 1.8897x represents implied XR at 1.6350x equity XR; cash used to pay taxes, with any excess cash assumed to be used to purchase additional secondary shares. Status Quo AMGP: Pro Forma AMGP: $ Acc / (Dil): 4 Status Quo AM: PF AMGP at 1.8897x: $ Acc / (Dil): PF AMGP at 1.9175x: (2) (1) AM Distribution Accretion / (Dilution) - % At 1.9175x Exchange Ratio AMGP Distribution Accretion / (Dilution) - % $ Acc / (Dil): PRELIMINARY & CONFIDENTIAL Status Quo AM: Pro Forma AMGP at 1.9175x: $ Acc / (Dil): Pro Forma AMGP at 1.8897x: $ Acc / (Dil): (1) (2) PF AMGP Coverage: Status Quo AMGP: Pro Forma AMGP: $ Acc / (Dil): PF AMGP Coverage: SQ AM Coverage: 33.8% 24.8% 20.7% 15.2% 2019E $1.04 $1.40 $0.35 2020E $1.41 $1.76 $0.35 2021E $1.81 $2.19 $0.38 2022E $2.06 $2.37 $0.31 39.8% 19.6% 10.1% 15.9% 2019E $0.89 $1.24 $0.35 1.125x 2020E $1.34 $1.60 $0.26 1.102x 2021E $1.74 $1.92 $0.18 1.144x 2022E $1.98 $2.30 $0.32 1.033x 8.3% 12.3% 16.9% 15.1% 9.8% 13.9% 18.6% 16.8% 2019E $2.44 $2.64 $2.68 $0.20 $0.24 2020E $2.97 $3.33 $3.38 $0.36 $0.41 2021E $3.54 $4.14 $4.20 $0.60 $0.66 2022E $3.89 $4.48 $4.55 $0.59 $0.66 10.1% 14.4% 19.1% 17.5% 8.5% 12.7% 17.4% 15.8% 2H 2018E $1.03 $0.99 $1.00 ($0.04) ($0.03) 2019E $2.43 $2.64 $2.68 $0.21 $0.24 2020E $2.96 $3.33 $3.38 $0.38 $0.42 2021E $3.53 $4.14 $4.20 $0.61 $0.67 1.9175x XR 1.8897x XR 7.6% 7.6% 7.4% 17.0% 6.0% 6.1% 5.8% 15.3% 2019E $2.21 $2.34 $2.38 $0.13 $0.17 1.130x 1.125x 2020E $2.85 $3.02 $3.07 $0.17 $0.22 1.050x 1.102x 2021E $3.42 $3.62 $3.67 $0.20 $0.25 1.041x 1.144x 2022E $3.76 $4.34 $4.40 $0.58 $0.64 1.040x 1.033x All-In XR 1.9175x Gross Cash Consideration $3.415 Taxes Payable ($0.51) Net Cash Consideration $2.90 XR Equity Component 1.6350x Secondary Shares Purchased 0.2547x Net After-Tax XR 1.8897x

AM Distributable Cash Flow Accretion / (Dilution) - % At 1.9175x Exchange Ratio Accretion / (Dilution) Pre – Unitholder Tax(1,2) AM & AMGP AR Downside Volumes Case AMGP Distributable Cash Flow Accretion / (Dilution) - % At 1.0x AM Coverage ___________________________________ Source: Management projections and FactSet as of 1/2/2019. Pre – Unitholder Tax; 1.9175x represents implied XR at 1.6350x equity XR and cash consideration of $3.415 / unit. Cash assumed to be used to purchase additional secondary shares. Post - Unitholder Tax; 1.8897x represents implied XR at 1.6350x equity XR; cash used to pay taxes, with any excess cash assumed to be used to purchase additional secondary shares. Status Quo AMGP: Pro Forma AMGP: $ Acc / (Dil): 5 Status Quo AM: PF AMGP at 1.8897x: $ Acc / (Dil): PF AMGP at 1.9175x: AM Distribution Accretion / (Dilution) - % At 1.9175x Exchange Ratio AMGP Distribution Accretion / (Dilution) - % $ Acc / (Dil): PRELIMINARY & CONFIDENTIAL Status Quo AMGP: Pro Forma AMGP: $ Acc / (Dil): PF AMGP Coverage: PF AMGP Coverage: (2) (1) $ Acc / (Dil): Status Quo AM: Pro Forma AMGP at 1.9175x: Pro Forma AMGP at 1.8897x: $ Acc / (Dil): (1) (2) SQ AM Coverage: 39.8% 39.9% 34.6% 31.9% 2019E $0.89 $1.24 $0.35 1.125x 2020E $1.14 $1.60 $0.46 1.006x 2021E $1.42 $1.92 $0.49 1.089x 2022E $1.74 $2.30 $0.56 0.975x 8.3% 10.0% 15.3% 14.8% 9.8% 11.6% 17.0% 16.5% 2019E $2.44 $2.64 $2.68 $0.20 $0.24 2020E $2.77 $3.04 $3.09 $0.28 $0.32 2021E $3.42 $3.94 $4.00 $0.52 $0.58 2022E $3.68 $4.23 $4.29 $0.55 $0.61 33.8% 26.8% 21.1% 17.9% 2019E $1.04 $1.40 $0.35 2020E $1.27 $1.61 $0.34 2021E $1.72 $2.09 $0.36 2022E $1.90 $2.24 $0.34 7.6% 19.1% 23.6% 28.7% 6.0% 17.4% 21.8% 26.8% 2019E $2.21 $2.34 $2.38 $0.13 $0.17 1.130x 1.125x 2020E $2.58 $3.02 $3.07 $0.45 $0.49 1.091x 1.006x 2021E $2.97 $3.62 $3.67 $0.65 $0.70 1.180x 1.089x 2022E $3.42 $4.34 $4.40 $0.92 $0.98 1.090x 0.975x All-In XR 1.9175x Gross Cash Consideration $3.415 Taxes Payable ($0.51) Net Cash Consideration $2.90 XR Equity Component 1.6350x Secondary Shares Purchased 0.2547x Net After-Tax XR 1.8897x 10.1% 14.4% 19.1% 17.5% 8.5% 12.7% 17.4% 15.8% 2H 2018E $1.03 $0.99 $1.00 ($0.04) ($0.03) 2019E $2.43 $2.64 $2.68 $0.21 $0.24 2020E $2.96 $3.33 $3.38 $0.38 $0.42 2021E $3.53 $4.14 $4.20 $0.61 $0.67 1.9175x XR 1.8897x XR

Accretion / (Dilution) Pre – Unitholder Tax(1,2) AM & AMGP AR Upside Case AM Distributable Cash Flow Accretion / (Dilution) - % At 1.9175x Exchange Ratio AMGP Distributable Cash Flow Accretion / (Dilution) - % At 1.0x AM Coverage ___________________________________ Source: Management projections and FactSet as of 1/2/2019. Pre – Unitholder Tax; 1.9175x represents implied XR at 1.6350x equity XR and cash consideration of $3.415 / unit. Cash assumed to be used to purchase additional secondary shares. Post - Unitholder Tax; 1.8897x represents implied XR at 1.6350x equity XR; cash used to pay taxes, with any excess cash assumed to be used to purchase additional secondary shares. Status Quo AMGP: Pro Forma AMGP: $ Acc / (Dil): 6 Status Quo AM: PF AMGP at 1.8897x: $ Acc / (Dil): PF AMGP at 1.9175x: (2) (1) AM Distribution Accretion / (Dilution) - % At 1.9175x Exchange Ratio AMGP Distribution Accretion / (Dilution) - % $ Acc / (Dil): PRELIMINARY & CONFIDENTIAL Status Quo AM: Pro Forma AMGP at 1.9175x: $ Acc / (Dil): Pro Forma AMGP at 1.8897x: $ Acc / (Dil): (1) (2) PF AMGP Coverage: Status Quo AMGP: Pro Forma AMGP: $ Acc / (Dil): PF AMGP Coverage: SQ AM Coverage: All-In XR 1.9175x Gross Cash Consideration $3.415 Taxes Payable ($0.51) Net Cash Consideration $2.90 XR Equity Component 1.6350x Secondary Shares Purchased 0.2547x Net After-Tax XR 1.8897x 34.0% 25.3% 19.6% 16.2% 2019E $1.03 $1.39 $0.35 2020E $1.37 $1.72 $0.35 2021E $1.95 $2.33 $0.38 2022E $2.24 $2.61 $0.36 7.6% 7.6% 7.4% 7.3% 6.0% 6.1% 5.8% 5.8% 2019E $2.21 $2.34 $2.38 $0.13 $0.17 1.123x 1.118x 2020E $2.85 $3.02 $3.07 $0.17 $0.22 1.022x 1.072x 2021E $3.42 $3.62 $3.67 $0.20 $0.25 1.108x 1.219x 2022E $4.10 $4.34 $4.40 $0.24 $0.30 1.016x 1.136x 39.8% 19.6% 10.1% 3.4% 2019E $0.89 $1.24 $0.35 1.118x 2020E $1.34 $1.60 $0.26 1.072x 2021E $1.74 $1.92 $0.18 1.219x 2022E $2.22 $2.30 $0.08 1.136x 8.1% 11.7% 18.0% 18.5% 9.7% 13.3% 19.8% 20.2% 2019E $2.42 $2.62 $2.66 $0.20 $0.23 2020E $2.90 $3.24 $3.29 $0.34 $0.39 2021E $3.74 $4.41 $4.48 $0.67 $0.74 2022E $4.16 $4.93 $5.00 $0.77 $0.84 10.1% 14.4% 19.1% 17.5% 8.5% 12.7% 17.4% 15.8% 2H 2018E $1.03 $0.99 $1.00 ($0.04) ($0.03) 2019E $2.43 $2.64 $2.68 $0.21 $0.24 2020E $2.96 $3.33 $3.38 $0.38 $0.42 2021E $3.53 $4.14 $4.20 $0.61 $0.67 1.9175x XR 1.8897x XR

Transaction Tax Implications

At Transaction

PRELIMINARY & CONFIDENTIAL

Average Tax Basis Calculation[1]

- Average tax basis of $20.49 per unit for public AM unitholders as of YE 2018
- The average public AM unit holder would need to receive cash consideration of $0.51 per unit to avoid having to sell shares post-transaction to pay transaction related taxes

2018E YE Basis	
2017 YE Basis	$23.27
(+) 2018E Avg. Net Income	(1.07)
(-) 2018E Distributions	1.72
2018E YE Basis	**$20.49**

Unitholder	Active Units	EOY 2018 Basis
Antero Resources	90,841,730	$1.06
Antero Resources - WaterARC	8,028,605	26.90
Public Unitholders	94,757,401	20.49
Total Active Units	**193,627,736**	
Average EOY 2018 Basis for Public Unitholders		**$20.49**
Average EOY 2018 Basis for IPO Investors		**$17.98**

Cash Consideration Required to Avoid Share Selling

Average Unitholder	
AMGP Share Price	$11.39
Exchange Ratio	1.6350x
Cash Consideration[1]	$3.415
Offer Price	$22.04
Average EOY 2018 Tax Basis	**$20.49**
Detail of Gains (per Unit)	
Average Ordinary Gain	$3.37
Average Capital Gain	(1.82)
Total Gain	**$1.55**
Average Assumed Passive Activity Loss [2]	($2.12)
Tax on Gain (per Unit)	
Federal Ordinary Income Tax Rate	37.0%
Individual MLP Investor Deduction Rate	20.0%
Adjusted Ordinary Tax Rate	29.6%
ACA Tax	3.8%
Federal Tax Rate	33.4%
Federal Capital Gains Tax Rate	23.8%
Effective State Tax Rate[1]	5.2%
PAL Rate	37.0%
PAL Gain Deduction	($0.79)
Tax on Ordinary Gain	$0.34
Effective Ordinary Gain Tax Rate	*10.1%*
Tax on Capital Gain	($0.43)
Effective Capital Gain Tax Rate	*23.8%*
State Tax Ordinary Income[4]	$0.17
Effective Ordinary Gain Tax Rate	*5.2%*
State Tax Capital Gain[4]	($0.09)
Effective Capital Gains Tax Rate	*5.2%*
Total Tax on Gain[5]	**$0.51**
Total Effective Tax Rate	*15.3%*

For IPO Investor - Average Basis[1]	
AMGP Share Price	$11.39
Exchange Ratio	1.6350x
Cash Consideration[1]	$3.415
Offer Price	$22.04
Average EOY 2018 Tax Basis	**$17.98**
Detail of Gains (per Unit)	
Average Ordinary Gain	$4.83
Average Capital Gain	(0.78)
Total Gain	**$4.05**
Average Assumed Passive Activity Loss [2]	($2.42)
Tax on Gain (per Unit)	
Federal Ordinary Income Tax Rate	37.0%
Individual MLP Investor Deduction Rate	20.0%
Adjusted Ordinary Tax Rate	29.6%
ACA Tax	3.8%
Federal Tax Rate	33.4%
Federal Capital Gains Tax Rate	23.8%
Effective State Tax Rate[1]	5.2%
PAL Rate	37.0%
PAL Gain Deduction	($0.90)
Tax on Ordinary Gain	$0.72
Effective Ordinary Gain Tax Rate	*14.8%*
Tax on Capital Gain	($0.18)
Effective Capital Gain Tax Rate	*23.8%*
State Tax Ordinary Income[4]	$0.25
Effective Ordinary Gain Tax Rate	*5.2%*
State Tax Capital Gain[4]	($0.04)
Effective Capital Gains Tax Rate	*5.2%*
Total Tax on Gain[5]	**$0.97**
Total Effective Tax Rate	*20.0%*

IPO Investor - IPO Basis[1]	
AMGP Share Price	$11.39
Exchange Ratio	1.6350x
Cash Consideration[1]	$3.415
Offer Price	$22.04
Average EOY 2018 Tax Basis	**$17.98**
Detail of Gains (per Unit)	
Average Ordinary Gain	$6.56
Average Capital Gain	(5.03)
Total Gain	**$1.53**
Assumed Passive Activity Loss[3]	($2.00)
Tax on Gain (per Unit)	
Federal Ordinary Income Tax Rate	37.0%
Individual MLP Investor Deduction Rate	20.0%
Adjusted Ordinary Tax Rate	29.6%
ACA Tax	3.8%
Federal Tax Rate	33.4%
Federal Capital Gains Tax Rate	23.8%
Effective State Tax Rate[1]	5.2%
PAL Rate	37.0%
PAL Gain Deduction	($0.74)
Tax on Ordinary Gain	$1.45
Effective Ordinary Gain Tax Rate	*22.1%*
Tax on Capital Gain	($1.20)
Effective Capital Gain Tax Rate	*23.8%*
State Tax Ordinary Income[4]	$0.34
Effective Ordinary Gain Tax Rate	*5.2%*
State Tax Capital Gain[4]	($0.26)
Effective Capital Gains Tax Rate	*5.2%*
Total Tax on Gain[5]	**$1.79**
Total Effective Tax Rate	*27.3%*

Source: Company Management, FactSet as of 1/2/2019 and Wall Street research.
Note: Dividend of $0.415 / share added to ordinary gain.
(1) Provided by management.
(2) Assumed passive activity loss and tax on ordinary gain for IPO investor utilizes company provided estimates based on a per unit basis range of $19.00-$22.00.
(3) Passive activity loss calculated by Management to be $2.00 for an IPO investor.
(4) At Management's direction, state tax rate determined by using a weighted average of 50 state income tax rates and median federal taxable income brackets for married and single filers.
(5) Taxes Payable on Oridinary gain not offset by Capital losses.

TUDOR PICKERING HOLT & CO ENERGY INVESTMENT & MERCHANT BANKING

7

After-Tax Distribution For Average Unitholder

Calculation Detail for Transaction

PRELIMINARY & CONFIDENTIAL

SQ AM After-Tax Distribution Calculation

	2019E	2020E	2021E	2022E
EBITDA	$892	$1,143	$1,338	$1,465
- Interest Expense	($92)	($126)	($150)	($157)
- IDR Distributions	($235)	($355)	($462)	($525)
- Distributions from Unconsolidated Affiliates	($90)	($141)	($168)	($186)
+ Equity in Earnings of Unconsolidated Affiliates	$72	$104	$119	$136
- Equity Based Compensation	($28)	($11)	($11)	($12)
Taxable Income Before Tax Depreciation	519	615	666	720
Oversubcription	103%	103%	103%	103%
Taxable Income Before Tax Depreciation	534	633	686	741
Tax Depreciation	(588)	(642)	(648)	(644)
Net Income	**(54)**	**(9)**	**38**	**98**
AM Shares Outstanding	188.1	188.1	188.1	188.1
Taxable Income / Unit (Net of PAL)	$0.00	$0.01	$0.02	$0.04
Average Tax Basis per Unit	$20.49	$17.50	$13.99	$10.19
Less: Return of Capital per Unit[1]	($2.99)	($3.51)	($3.80)	($3.71)
Average EoY Basis per Unit	$17.50	$13.99	$10.19	$6.48
<u>**Income Tax**</u>				
Taxable Income / Unit (Net of PAL)	$0.00	$0.01	$0.02	$0.04
Income Tax Rate	*29.6%*	*29.6%*	*29.6%*	*29.6%*
Income Taxes / Unit	**$0.00**	**$0.00**	**$0.01**	**$0.01**
Before Tax AM Distibution Per LP Unit	**$2.21**	**$2.85**	**$3.42**	**$3.76**
Tax / Unit	*($0.00)*	*($0.00)*	*($0.01)*	*($0.01)*
After Tax AM Distibution Per LP Unit	**$2.21**	**$2.85**	**$3.41**	**$3.75**

PF AMGP After-Tax Calculation

	2019E	2020E	2021E	2022E
EBITDA	$892	$1,143	$1,338	$1,465
- Distributions from Unconsolidated Affiliates	($90)	($141)	($168)	($186)
+ Equity in Earnings of Unconsolidated Affiliates	$72	$104	$119	$136
- Equity Based Compensation	($28)	($11)	($11)	($12)
- Interest Expense	(124)	(162)	(184)	(177)
- Depreciation of Goodwill and Current Assets	(643)	(635)	(548)	(503)
- Additional Depreciation from Step Up in Basis	(69)	(211)	(242)	(170)
- Capex Expense for Tangible Assets	(198)	(154)	(312)	(141)
- Interest Expense Add-back	0	0	0	12
Taxable Income Before NOLs	**($187)**	**($66)**	**($8)**	**$425**
- NOLs applied from previous years	$0	$0	$0	($261)
Taxable Income	**($187)**	**($66)**	**($8)**	**$163**
AMGP Taxable Income	($187)	($66)	($8)	$163
+ NOL Utilization	-	-	-	261
- Payment of Income Taxes	-	-	-	41
+/- Change in depreciation (MACRS vs ADS SL)	193	217	102	(38)
+ Tangible Asset Capex	198	154	312	141
Current Earnings & Profits	**$204**	**$305**	**$406**	**$474**
Current Dist. from AMGP to Shareholders	623	813	973	1,166
Qualified Dividend?	Cum E&P	Cum E&P	Cum E&P	Cum E&P
Return of Capital[1]	-	-	-	-
Qualified Dividend[2]	204	305	406	474
Partial Return of Capital[3]	419	508	567	692
<u>**Accumulated Earnings and Profits**</u>				
% RoC (Annual Average)	*17%*	*16%*	*15%*	*15%*
% Qualified Dividend (Annual Average)	*8%*	*9%*	*10%*	*10%*
Percentage RoC	*67%*	*62%*	*58%*	*59%*
Percentage QD	*33%*	*38%*	*42%*	*41%*
Shares Outstanding	502.4	508.2	508.2	508.2
Tax Basis/Share	$11.39	$10.56	$9.56	$8.44
- Return of Capital	($0.83)	($1.00)	($1.12)	($1.36)
EoY Basis	**$10.56**	**$9.56**	**$8.44**	**$7.08**
Return of Capital Taxes	$0.00	$0.00	$0.00	$0.00
Qualified Dividend Taxes	$0.10	$0.14	$0.19	$0.22
Before Tax PF AMGP Dividend Per Share	**$1.24**	**$1.60**	**$1.92**	**$2.30**
Total Tax per Share	$0.10	$0.14	$0.19	$0.22
Implied Tax Rate	*8%*	*9%*	*10%*	*10%*
After-Tax PF AMGP Dividend Per Share	**$1.14**	**$1.46**	**$1.72**	**$2.07**
Exchange ratio	1.8897x	1.8897x	1.8897x	1.8897x
PF After Tax AM Dividend XR Adjusted Share	**$2.16**	**$2.75**	**$3.26**	**$3.92**
After-tax Distribution Dilution to AM Unitholder ($/Unit)	*($0.05)*	*($0.09)*	*($0.15)*	*$0.17*
After-tax Distribution Dilution to AM Unitholder (%)	*(2.2%)*	*(3.3%)*	*(4.5%)*	*4.5%*

Source: Management projections and FactSet as of 1/2/2019.
Note: 1.8897x represents implied XR at 1.6350x equity XR; cash used to pay taxes, with any excess cash assumed to be used to purchase additional secondary shares.
(1) Return of capital per share / unit calculated as the total distributions to holders when Current Earnings & Profits are less than 0.
(2) Qualified dividend calculated as equal to the lesser of Current Earnings & Profits or Distributions to Shareholder assuming Current Earnings & Profit is greater than 0.
(3) Partial Return of Capital is calculated as the difference between Distributions to Shareholders and Current Earnings & Profits assuming Qualified Dividends are applicable.

TUDOR PICKERING HOLT & CO ENERGY INVESTMENT & MERCHANT BANKING

8

After-Tax Distribution Accretion / (Dilution)

PRELIMINARY & CONFIDENTIAL

AM & AMGP | For Average AM Unit Holder at Transaction

AM Accretion / (Dilution) - %

At 1.8897x Exchange Ratio & AR Base Case



(2.2%)
(3.3%)
(4.5%)
4.5%

	2019E	2020E	2021E	2022E
Status Quo AM:	$2.21	$2.85	$3.41	$3.75
Pro Forma AMGP:	$2.16	$2.75	$3.26	$3.92
$ Acc / (Dil):	($0.05)	($0.09)	($0.15)	$0.17
SQ AM Coverage:	1.130x	1.050x	1.041x	1.040x
PF AMGP Coverage:	1.125x	1.102x	1.144x	1.033x

AMGP Accretion / (Dilution) - %

At AR Base Case



69.2%
42.9%
30.1%
37.4%

	2019E	2020E	2021E	2022E
Status Quo AMGP:	$0.68	$1.02	$1.33	$1.51
Pro Forma AMGP:	$1.14	$1.46	$1.72	$2.07
$ Acc / (Dil):	$0.47	$0.44	$0.40	$0.56
PF AMGP Coverage:	1.125x	1.102x	1.144x	1.033x

AM Accretion / (Dilution) - %

At 1.8897x Exchange Ratio & AR Downside Case



(2.2%)
9.9%
10.8%
14.9%

	2019E	2020E	2021E	2022E
Status Quo AM:	$2.21	$2.57	$2.96	$3.41
Pro Forma AMGP:	$2.16	$2.83	$3.29	$3.92
$ Acc / (Dil):	($0.05)	$0.26	$0.32	$0.51
SQ AM Coverage:	1.130x	1.091x	1.180x	1.090x
PF AMGP Coverage:	1.125x	1.006x	1.089x	0.975x

AMGP Accretion / (Dilution) - %

At AR Downside Case



69.3%
71.7%
60.4%
56.3%

	2019E	2020E	2021E	2022E
Status Quo AMGP:	$0.68	$0.87	$1.08	$1.33
Pro Forma AMGP:	$1.14	$1.50	$1.74	$2.07
$ Acc / (Dil):	$0.47	$0.63	$0.65	$0.75
PF AMGP Coverage:	1.125x	1.006x	1.089x	0.975x

AM Accretion / (Dilution) - %

At 1.8897x Exchange Ratio & AR Upside Case



(2.1%)
(2.6%)
(6.6%)
(7.3%)

	2019E	2020E	2021E	2022E
Status Quo AM:	$2.21	$2.85	$3.41	$4.09
Pro Forma AMGP:	$2.16	$2.77	$3.19	$3.79
$ Acc / (Dil):	($0.05)	($0.08)	($0.22)	($0.30)
SQ AM Coverage:	1.123x	1.022x	1.108x	1.016x
PF AMGP Coverage:	1.118x	1.072x	1.219x	1.136x

AMGP Accretion / (Dilution) - %

At AR Upside Case



69.4%
43.9%
27.3%
18.6%

	2019E	2020E	2021E	2022E
Status Quo AMGP:	$0.68	$1.02	$1.33	$1.69
Pro Forma AMGP:	$1.14	$1.47	$1.69	$2.01
$ Acc / (Dil):	$0.47	$0.45	$0.36	$0.32
PF AMGP Coverage:	1.118x	1.072x	1.219x	1.136x

Source: Management projections and FactSet as of 1/2/2019
Note: AMGP accretion / (dilution) based on SQ AM Management Coverage. After-tax distributions is distribution from entity less attributable qualified dividends and gains on capital taxes.
Note: 1.8897x represents implied XR at 1.6350x equity XR; cash used to pay taxes, with any excess cash assumed to be used to purchase additional secondary shares.

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After-Tax Distribution Accretion / (Dilution)

PRELIMINARY & CONFIDENTIAL

For Average AM Unit Holder at Transaction at 1.0x Coverage for AM & PF AMGP

AM Accretion / (Dilution) - %
At 1.8897x Exchange Ratio & AR Base Case



0.8%
3.2%
6.7%
4.0%

	2019E	2020E	2021E	2022E
Status Quo AM:	$2.43	$2.96	$3.52	$3.86
Pro Forma AMGP:	$2.45	$3.05	$3.75	$4.02
$ Acc / (Dil):	$0.02	$0.09	$0.23	$0.16
SQ AM Coverage:	1.000x	1.000x	1.000x	1.000x
PF AMGP Coverage:	1.000x	1.000x	1.000x	1.000x

AM Accretion / (Dilution) - %
At 1.8897x Exchange Ratio & AR Downside Case



0.8%
3.2%
6.1%
4.2%

	2019E	2020E	2021E	2022E
Status Quo AM:	$2.43	$2.75	$3.39	$3.63
Pro Forma AMGP:	$2.45	$2.84	$3.59	$3.79
$ Acc / (Dil):	$0.02	$0.09	$0.21	$0.15
SQ AM Coverage:	1.000x	1.000x	1.000x	1.000x
PF AMGP Coverage:	1.000x	1.000x	1.000x	1.000x

AM Accretion / (Dilution) - %
At 1.8897x Exchange Ratio & AR Upside Case



0.7%
3.0%
6.5%
4.8%

	2019E	2020E	2021E	2022E
Status Quo AM:	$2.42	$2.89	$3.71	$4.12
Pro Forma AMGP:	$2.43	$2.98	$3.96	$4.32
$ Acc / (Dil):	$0.02	$0.09	$0.24	$0.20
SQ AM Coverage:	1.000x	1.000x	1.000x	1.000x
PF AMGP Coverage:	1.000x	1.000x	1.000x	1.000x

AMGP Accretion / (Dilution) - %
At AR Base Case



63.1%
49.8%
43.7%
35.5%

	2019E	2020E	2021E	2022E
Status Quo AMGP:	$0.79	$1.08	$1.38	$1.57
Pro Forma AMGP:	$1.30	$1.61	$1.99	$2.13
$ Acc / (Dil):	$0.50	$0.54	$0.60	$0.56
PF AMGP Coverage:	1.000x	1.000x	1.000x	1.000x

AMGP Accretion / (Dilution) - %
At AR Downside Case



63.2%
55.3%
45.0%
38.4%

	2019E	2020E	2021E	2022E
Status Quo AMGP:	$0.79	$0.97	$1.31	$1.45
Pro Forma AMGP:	$1.30	$1.50	$1.90	$2.00
$ Acc / (Dil):	$0.50	$0.53	$0.59	$0.56
PF AMGP Coverage:	1.000x	1.000x	1.000x	1.000x

AMGP Accretion / (Dilution) - %
At AR Upside Case



63.5%
51.2%
40.7%
33.7%

	2019E	2020E	2021E	2022E
Status Quo AMGP:	$0.79	$1.04	$1.49	$1.71
Pro Forma AMGP:	$1.29	$1.58	$2.09	$2.29
$ Acc / (Dil):	$0.50	$0.53	$0.61	$0.58
PF AMGP Coverage:	1.000x	1.000x	1.000x	1.000x

Source: Management projections and FactSet as of 1/2/2019
Note: AMGP accretion / (dilution) based on SQ AM Management Coverage. After-tax distributions is distribution from entity less attributable qualified dividends and gains on capital taxes.
Note: 1.8897x represents implied XR at 1.6350x equity XR; cash used to pay taxes, with any excess cash assumed to be used to purchase additional secondary shares.

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Precedent Simplification Transactions

PRELIMINARY & CONFIDENTIAL

A	B	C	D	E	F	G	H	I
Announcement Date	Acquiror	Target	Transaction Value	FY + 1 Accretion	FY + 2 Accretion	FY + 3 Accretion	% Equity Consideration	Cash Consideration
11/8/18	Western Gas Equity Partners LP	Western Gas Partners, LP	$12,781	(2.6%)	5.6%	6.8%	100.0%	--
10/22/18	EnLink Midstream LLC	EnLink Midstream Partners, L.P.	$12,236	(3.6%)	3.4%	8.7%	100.0%	--
9/18/18	Enbridge Inc.	Enbridge Energy Partners	$15,562	3.9%	2.8%	10.6%	100.0%	--
8/24/18	Enbridge Inc.	Spectra Energy Partners, LP	$27,810	36.9%	37.9%	50.1%	100.0%	--
8/1/18	Energy Transfer Equity, L.P.	Energy Transfer Partners, LP	$66,981	(8.7%)	3.6%	6.0%	100.0%	--
5/17/18	Williams Companies	Williams Partners, LP	$57,793	8.8%	12.6%	14.4%	100.0%	--
3/26/18	Tall Grass Energy GP, LP	Tallgrass Energy Partners, LP	$8,361	4.6%	8.8%	5.7%	100.0%	--
1/2/18	Archrock, Inc	Archrock Partners, LP	$2,438	(11.8%)	0.5%	5.7%	100.0%	--
2/1/17	ONEOK, Inc	ONEOK Partners, LP	$23,654	2.8%	7.1%	10.6%	100.0%	--
11/21/16	Sunoco Logistics Partners, LP	Energy Transfer Partners, LP	$54,455	(4.1%)	0.7%	2.1%	100.0%	--
10/24/16	American Midstream Partners LP	JP Energy Partners LP	$476	5.0%	5.0%	--	100.0%	--
9/6/16	Enbridge, Inc.	Spectra Energy	$46,980	(0.8%)	2.4%	4.1%	100.0%	--
5/30/16	SemGroup Corp.	Rose Rock Midstream	$2,034	12.9%	10.2%	7.4%	100.0%	--
11/3/15	Targa Resources Corp.	Targa Resources Partners LP	$12,229	(7.3%)	(1.8%)	1.6%	100.0%	--
10/26/15	Western Refining, Inc.	Northern Tier Energy	$5,286	2.6%	10.1%	0.0%	35.4%	$17.50
7/13/15	MPLX LP	MarkWest Energy Partners, LP	$22,360	(13.6%)	(10.9%)	(10.0%)	92.4%	$6.20
5/6/15	Crestwood Equity Partners, LP	Crestwood Midstream Partners	$6,920	(2.0%)	3.1%	6.9%	100.0%	--
4/6/15	Tesoro Logistics LP	QEP Midstream Partners LP	$1,145	(16.0%)	(21.8%)	(16.2%)	100.0%	--
1/26/15	Energy Transfer Partners, LP	Regency Energy Partners LP	$18,593	(14.8%)	(15.1%)	(8.1%)	98.8%	$0.32
10/26/14	Williams Partners LP	Access Midstream Partners LP	$34,256	11.8%	2.4%	2.7%	100.0%	--
10/13/14	Targa Resources Partners LP	Atlas Pipeline Partners LP	$6,002	(8.1%)	(14.2%)	(15.9%)	96.7%	$1.26
8/10/14	Kinder Morgan Inc.	Kinder Morgan Energy Partners	$52,566	(11.3%)	(6.7%)	(4.8%)	88.0%	$10.77
8/10/14	Kinder Morgan Inc.	El Paso Pipeline Partners	$13,677	(9.1%)	(4.8%)	2.7%	88.0%	$4.65
7/24/14	Breitburn Energy Partners	QR Energy LP	$2,856	12.5%	16.3%	34.0%	80.7%	$4.29
10/10/13	Regency Energy Partners LP	PVR Partners LP	$5,659	(0.5%)	(4.7%)	(5.8%)	99.0%	$0.29
8/27/13	Plains All American LP	PAA Natural Gas Storage LP	$2,531	(5.9%)	4.8%	3.8%	100.0%	--
5/6/13	Inergy Midstream LP	Crestwood Midstream Partners LP	$2,643	5.5%	(0.7%)	(5.6%)	96.2%	$1.03
1/29/13	Kinder Morgan Energy Partners LP	Copano Energy LLC	$4,858	(13.8%)	(23.3%)	(20.3%)	100.0%	--
2/23/11	Enterprise Products Partners LP	Duncan Energy Partners LP	$3,282	0.8%	1.3%	(1.5%)	100.0%	--
	Median		**$10,295**	**(2.3%)**	**2.4%**	**3.3%**	**100.0%**	**$2.77**
	Mean		**$17,736**	**(1.8%)**	**1.2%**	**3.4%**	**95.8%**	**$3.60**
At Transaction[1]	**Antero Midstream GP LP**	**Antero Midstream Partners LP**	**$8,125**	**9.6%**	**13.1%**	**19.4%**	**92.6%**	**$3.42**[2]

Source: Company filings, Wall Street Research
Note: Accretion Dilution represents Target DCF pro forma for Acquirer Exchange Ratio (grossed up for cash consideration where applicable).
(1) Accretion / (dilution) at AR Base Case assuming grossed up by 1.9175x XR.
(2) Cash consideration for Public AM unitholders.

TUDOR PICKERING HOLT & CO ENERGY INVESTMENT & MERCHANT BANKING

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